SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 10, 2004
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                                 CNE Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                        1-9224                 56-2346563
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(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                      Identification No.)

    200 West 57th Street, Suite 507
          New York, New York                                      10019
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(Address of Principal Executive Offices)                        (Zip Code)


                                  212-977-2200
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               Registrant's telephone number, including area code


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          (Former name or former address, if changed since last report)


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Item 5. Other Information
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Effective  June 10,  2004,  the two  holders of the  Company's  8%  Subordinated
Promissory Notes Payable (the "Notes"), in the aggregate principal amount of $1,000,000, converted their Notes into 1,000,000 shares of the Company's Series AA 8% Cumulative Preferred Stock, par value $0.00001 per share (the "Series AA Preferred Stock"). The aggregate liquidating value of the Series AA Preferred Stock acquired by the converting Noteholders, one of whom is an officer and the other an employee of a subsidiary of the Company, is $1,000,000.

Including the aforementioned conversion, the Company currently has issued and outstanding an aggregate of 2,000,000 shares of Series AA Preferred Stock, which has a liquidating preference of $2,000,000 over all other equity of the Company.

The conversion of the 8% Promissory Notes increased the Company's Stockholders' Equity by $1,000,000 - specifically, Preferred Stock, Series AA, par value $0.00001, increased by $10.00 and Paid-in-surplus increased by $999,990.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CNE GROUP, INC.



Date: June 14, 2004                              By: /S/Anthony S. Conigliaro
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                                                     Anthony S. Conigliaro,
                                                     Chief Financial Officer


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